                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    Form 8K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

                          Date of Report: July 5, 1996

                         COMPARATOR SYSTEMS CORPORATION


              Colorado                   0-8951                95-3151060
     _________________________________________________________________________
     (State or Other Jurisdiction      Commission           (IRS Employer
         of Incorporation)             File Number      Identification Number)

     4350 Von Karman Avenue, Suite 180    Newport Beach, California 92660
     _________________________________________________________________________

     Registrant's telephone number including area code: (714) 851-4300



ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------
         (a) None
         (b) None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------
         None

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
         --------------------------
         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
         ---------------------------------------------
         None

ITEM 5.  OTHER EVENTS
         ------------
         The Company announced that Mr. Armond J. Schroeder has been appointed by the Board of Directors as its new President and Chief Executive Officer, effective July 5, 1996. Mr. Schroeder has also been appointed, effective this date, to fill a vacancy on the Company's Board of Directors, to serve until the Company's next Stockholders Meeting.
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         On March 15, 1994 the Company filed an 8-K Report announcing that Karen
         Kay Churchill, its Corporate Secretary/Vice President Administration, had been dismissed after it was discovered that she had improperly issued to herself, her family and her friends, shares of the Company's stock, and had also misappropriated Company funds to her own use. The Company announced its intention to file a civil action against Ms. Churchill and others.

         On May 30, 1996 the Company obtained judgment against Ms. Churchill, aka Karen Hitt, Karen Towt, Karen Churchill-Towt, in the United States Bankruptcy Court in San Diego, California, in the amount of $118,724.56 plus interest, in cash, and an Order for the return of 12,604,363 shares of the Company's stock.

         The Company intends to collect under the judgment, as well as to continue to proceed with the civil suit it filed in Orange County Superior Court on October 27, 1995 against the remaining defendants, in its ongoing effort to recover cash and stock wrongfully taken from the Company.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS
         -------------------------------------
         Robert Reed Rogers, Chairman of the Board of the Company, announced his intention to retire within the current year at the earliest practicable opportunity. Mr. Rogers will be available to serve as a Consultant to the Company thereafter.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: July 5, 1996                      By: /s/ GREGORY ARMIJO
      ------------                          -------------------------
                                            Gregory Armijo
                                            Corporate Secretary